Exhibit 99.1

KBR, Inc. Taps Opportunity to Enhance its Capital Structure and Financing Flexibility

HOUSTON, Texas – July 8, 2020 - KBR, Inc. (NYSE: KBR), a global provider of differentiated, professional services and technologies announced the successful amendment of its existing Credit Agreement.

KBR, Inc. (the “Company”) is pleased to announce the completion of another important and positive step in its capital structure and deployment strategy. Building on its track record of strong earnings and cash generation, the favorable change in its business mix, including the recently announced exit from lump-sum EPC, and improvement in its corporate credit ratings, the Company replaced its $500 million Performance Letter of Credit (“PLOC”) capacity with Revolving Credit Facility (“RCF”) capacity under its existing Credit Agreement. The PLOC to RCF replacement allowed all capacity formerly available under the PLOC to effectively “convert”, increasing RCF capacity from $500 million to $1 billion, with no change to RCF rates. Aggregate capacity under the Credit Agreement remains unchanged at $1.795 billion.

“This marks another milestone in our capital structure evolution,” said Stuart Bradie, KBR President and Chief Executive Officer.  “Building on our strong earnings and cash performance in Q1 this gives KBR significant capital deployment flexibility at an opportune time. Further, it reflects our resilience, improved overall financial outlook and transformed and de-risked business mix.”

For additional information, see the full text of the amendment to the Credit Agreement included in Exhibit 10.1 to the Company’s Form 8-K dated July 8, 2020 available on the Company’s website.

About KBR, Inc.
KBR is a global provider of differentiated professional services and technologies across the asset and program life cycle within the Government Services and Energy sectors. KBR employs approximately 37,000 people worldwide (including our joint ventures), with customers in more than 80 countries and operations in 40 countries, across three synergistic global businesses:
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Government Solutions, serving government customers globally, including capabilities that cover the full life cycle of defense, space, aviation, and other government programs and missions from research and development, through systems engineering, test and evaluation, and program management, to operations, maintenance, and field logistics

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Technology Solutions, featuring proprietary technology, equipment, catalysts, digital solutions and related technical services focused on providing sustainable and value-add solutions for a broad base of industrial, ammonia, and specialty chemicals and inorganics customers

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Energy Solutions, providing services across the asset life cycle to customers globally, including energy transition and efficiency, onshore and offshore oil and gas, LNG/GTL, refining, petrochemicals, chemicals, and fertilizers

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from its former parent; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.
KBR’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com
Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com